SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 11, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

        Nevada                  0-11550                      36-3207413
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

  99 Wood Avenue South, Suite 311, Iselin, NJ     08830
   (Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 11, 2009, Pharmos Corporation and its Israeli subsidiary, Pharmos Ltd., entered into an Asset Purchase Agreement with Reperio Pharmaceuticals Ltd. for the sale of the patent rights and technical know-how related to the compound known as PRS-639,058 and certain follow-on molecules.  Pharmos had developed these compounds in preclinical testing for neuropathic pain.  It is anticipated that the transaction will close on or before June 6, 2009.  As a condition to closing, Reperio must obtain the consent of the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor to Reperio’s assumption of all liabilities and obligations under grant payments that were made to Pharmos in connection with the development of the compounds.  At closing, Pharmos will receive $200,000 and ordinary shares of Reperio representing a ten percent pre-money equity ownership, and thereafter will be entitled to certain license and royalty fees in connection with the ongoing development of the compounds.  A related press release is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1           Press release of Pharmos Corporation, dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of February, 2009.

PHARMOS CORPORATION

By:            /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer